EXECUTION VERSION CONFIDENTIAL Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. LICENSE AGREEMENT This License Agreement (hereinafter “Agreement”), effective as of June 30, 2022 (the “Effective Date”), is made by and between IVERIC bio, Inc., a Delaware corporation with corporate offices at 8 Sylvan Way, Parsippany, NJ 07054 USA (“IVERIC”) and DelSiTech Ltd, a corporation duly organized and existing under the laws of Finland with corporate offices at Itäinen Pitkäkatu 4C, 20520 Turku, Finland (“DelSiTech”) (each, a “Party” and collectively, the “Parties”). WHEREAS, IVERIC is a biopharmaceutical company specializing in the development of novel therapeutics to treat diseases of the eye; WHEREAS, DelSiTech owns certain intellectual property rights, proprietary materials, know-how, and information relating to silica sol gel technology for encapsulation, embedding and delivery of biologically active agents (as further defined below, the “DelSiTech Technology”); and WHEREAS, pursuant to the Service Agreement between the Parties dated October 1, 2021 (the “SA”), DelSiTech has created a version of IVERIC’s proprietary drug substance avacincaptad pegol (as further defined below, the “IVERIC Product”) formulated using the DelSiTech Technology, and, the Parties are entering into this Agreement to enable the Parties to perform further activities with respect to development of formulations of the IVERIC Product using the DelSiTech Technology and to provide IVERIC a license to further develop and commercialize IVERIC products that use the DelSiTech Technology. NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE 1 Definitions Unless the context otherwise requires, the terms in this Agreement, when used with initial capital letters, will have the meanings set forth below or at their first use in this Agreement: 1.1 “Accounting Standards” means in the case of IVERIC, United States Generally Accepted Accounting Principles (GAAP), and in the case of DelSiTech, IFRS (International Financial Reporting Standards) starting in year [**], in each case as generally and consistently applied throughout the applicable Party’s organization. Each Party will promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each Party may only use internationally recognized accounting principles (e.g., IFRS, US GAAP, etc.).

EXECUTION VERSION CONFIDENTIAL 2 1.2 “Affiliate” means, with respect to a Party, any person, corporation, firm, joint venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. As used in this definition, “control” means the possession of the majority of the ownership, or the power to direct or cause the direction of the management and policies, of an entity, whether through the ownership of the outstanding voting securities thereof or by contract or otherwise. 1.3 “Annual Net Sales” means, with respect to a particular Licensed Product and calendar year, all Net Sales of such Licensed Product in the Territory during such calendar year. 1.4 “Bankruptcy Laws” has the meaning set forth in Section 2.8. 1.5 “[**] Product” means any product that targets the [**]. 1.6 “Change of Control” means, with respect to a Party, (a) the sale of all or substantially all of such Party’s tangible and intangible assets or business relating to this Agreement; or (b) the merger, consolidation, sale of substantially all of such Party’s equity interests or similar transaction or series of transactions, as a result of which such Party’s shareholders before such transaction or series of transactions own less than fifty percent (50%) of the total number of voting securities of the surviving entity immediately after such transaction or series of transactions; provided, however, that with respect to DelSiTech, it does not include: (i) an underwritten public offering of DelSiTech’s common stock pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, or any other foreign equivalent thereof (including any initial public offering at any stock exchange, such as First North or Nasdaq in Helsinki, Finland); or (ii) any sale of shares of capital stock of DelSiTech, in a single transaction or series of related transactions, principally for bona fide equity financing purposes in which DelSiTech issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness of DelSiTech or a combination thereof for the purpose of financing the operations and business of DelSiTech. 1.7 “Claim” has the meaning set forth in Section 11.1. 1.8 “Clinical Data” means any and all data (together with all clinical trial reports and the results of analyses thereof) derived or generated from any Clinical Trial involving a Licensed Product conducted by or on behalf of IVERIC or from the testing of subjects or the analysis of samples used in any such Clinical Trial. 1.9 “Clinical Supply Agreement” has the meaning set forth in Section 5.2. 1.10 “Clinical Trial” means any study of a potential Licensed Product in human subjects. 1.11 “CMO” means a Third Party contract manufacturer. 1.12 “Commercialization” means activities directed to marketing, promoting, distributing or selling products, including all activities directed to obtaining Pricing Approval in

EXECUTION VERSION CONFIDENTIAL 3 the Territory, pre-approval marketing activities, product launch, and interactions with Regulatory Authorities regarding any of the foregoing; and excluding Development, Manufacturing and supply of product. “Commercialize” and “Commercializing” will have their correlative meanings. 1.13 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by IVERIC with respect to any objective relating to Development, seeking Regulatory Approval for and Commercialization of Licensed Products, such efforts as would be normally expended by an pharmaceutical or biopharmaceutical company of similar size and resources to accomplish a similar objective with respect to an ophthalmic product at a similar stage in its development or product life and of similar market potential, taking into account all factors that are relevant to the Development, manufacture, or Commercialization of the Licensed Product, including the stage of development, cost to develop and time to complete Development of the Licensed Product, the safety and efficacy of the Licensed Product (including in comparison to other products available or in development), the likelihood of Regulatory Approval (including Pricing Approval) of the Licensed Product, the nature and extent of expected and actual market exclusivity of the Licensed Product (including Patent coverage and regulatory exclusivity), the expected and actual competitiveness and availability of similar alternative products in the marketplace, profit potential of the Licensed Product (taking into account payments under this Agreement and any other financial commitments with respect to such Licensed Product), and the nature of the ophthalmic pharmaceutical or biopharmaceutical industry; it being agreed that the level of effort will change over time, including to reflect changes in the status of the Licensed Product and the country (or markets) involved. 1.14 “Confidential Information” any Know-How or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) that is disclosed by or on behalf of the Disclosing Party or otherwise learned by the Receiving Party in connection with this Agreement that is confidential or proprietary to the Disclosing Party, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information (including any Patent filings prior to publication thereof) relating to the Disclosing Party’s past, present or future Development, Manufacturing, Commercialization or other exploitation activities relating to products or technology of the Disclosing Party or the pricing thereof. Notwithstanding the foregoing, “Confidential Information” excludes information to the extent that it can be established by the Receiving Party that such information: (a) was in the lawful knowledge or possession of the Receiving Party prior to the time it was first disclosed to or learned by the Receiving Party by the Disclosing Party, or was otherwise developed independently by the Receiving Party without reference to any of the Disclosing Party’s Confidential Information; (b) was generally available to the public or otherwise part of the public domain at the time it was first disclosed to or learned by the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after the time it is first disclosed to or learned by the Receiving Party and other than through any act or omission of the Receiving Party or its Representatives in breach of this Agreement or the Prior CDA; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others. Any information disclosed by a Party to the other

EXECUTION VERSION CONFIDENTIAL 4 Party prior to the Effective Date pursuant to the Prior CDA, that was considered Confidential Information (as defined in the Prior CDA) will be Confidential Information of such Disclosing Party hereunder, subject to the provisions of subsections (a) through (d) above. The existence and terms of this Agreement will be considered the Confidential Information of both Parties. 1.15 “Control” means with respect to any Know-How, Patent, Invention or other tangible or intangible intellectual property right, the possession (whether by ownership or license, other than licenses granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access to, ownership of, or a license or sublicense under, such Know-How, Patent, Invention, or other intellectual property, in each case as provided under this Agreement, without violating the terms of any agreement or other arrangement with any Third Party. 1.16 “Cover” means, with respect to a Patent and a given product, that a Valid Claim of such Patent would (absent a license thereunder or ownership thereof) be infringed by the making, using, selling, offering for sale, importation or other exploitation of such product. 1.17 “Cure Period” has the meaning set forth in Section 9.2(b). 1.18 “Created” means: (a) with respect to Patents, invented as determined in accordance with United States patent law; or (b) with respect to Know-How, conceived, generated or developed. 1.19 “Declaratory Judgment Action” has the meaning set forth in Section 7.4. 1.20 “DelSiTech Background IP” means all Patents and Know-How pertaining to the DelSiTech Technology that: (a) are Controlled by DelSiTech as of the Effective Date; or (b) become Controlled by DelSiTech after the Effective Date independent of the activities undertaken under this Agreement. 1.21 “DelSiTech Improvement IP” means all Patents and Know-How pertaining to the DelSiTech Background IP that are Created by or on behalf of one or both Parties (or any of their respective Affiliates) during the Term in the course of performance of any Work Plan. DelSiTech Improvement IP excludes IVERIC Improvement IP. 1.22 “DelSiTech Indemnitee” has the meaning set forth in Section 11.2. 1.23 “DelSiTech IP” means DelSiTech Background IP and DelSiTech Improvement IP. The Patents comprising DelSiTech Background IP as of the Effective Date are listed in Exhibit A1, which will be updated at least [**] from the Effective Date. 1.24 “DelSiTech Program Activities” means the activities to be performed by DelSiTech pursuant to one or more Work Plans. 1.25 “DelSiTech Technology” means DelSiTech’s proprietary silica sol-gel or silica matrix technology for encapsulation, embedding, delivery or controlled-release of biologically active agents

EXECUTION VERSION CONFIDENTIAL 5 1.26 “Development” means any and all processes and activities related to the development of products for the treatment of human diseases, disorders and conditions and obtaining and maintaining Regulatory Approval for such products, including pre- and post- marketing approval clinical trials and activities relating to development or preparation of such product for Commercialization. Development includes activities related to pre-clinical testing, pre- clinical toxicology, pharmacokinetics, pharmacodynamics, stability testing, toxicology, formulation, Manufacturing process scale up (including registration batches/process validation, engineering studies qualification and validation, process validation, characterization and stability, scale and technology transfer to CMOs), qualification and validation activities, quality assurance/quality control development. “Develop” and “Developing” will have their correlative meanings. 1.27 “Disclosing Party” has the meaning set forth in Section 8.1. 1.28 “Dispute” has the meaning set forth in Section 12.1. 1.29 “Enforcement Actions” has the meaning set forth in Section 7.4. 1.30 “Euro” or “€” means the legal currency of the European Union. 1.31 “European Union” or “EU” means all countries that are officially recognized as member states of the European Union at any particular time. 1.32 “Exclusivity Covenant” has the meaning set forth in Section 2.4. 1.33 “FDA” means the United States Food and Drug Administration, or any successor entity thereto having substantially the same functions. 1.34 “FDC Act” means the United States Federal Food, Drug, and Cosmetic Act, enacted in 1938 as Public Law 75-717, as such may have been amended, and which is contained in Title 21 of the U.S. Code, Section 301 et seq., as amended, and the regulations promulgated thereunder from time to time. 1.35 “Field” means treatment, prevention, mitigation, palliation and cure of diseases of the eye in humans. 1.36 “First Commercial Sale” means, with respect to a Licensed Product in a country, the first commercial sale of such Licensed Product in such country by IVERIC, its Affiliates or Sublicensees after all required Regulatory Approvals (including any Pricing Approval required by applicable Law in such country) for such Licensed Product in such country have been received; provided, however, that the following will not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee; or (b) any use of such Licensed Product in Clinical Trials or non- clinical Development activities with respect to such Licensed Product by or on behalf of IVERIC (or its Affiliates or Sublicensees), or disposal or transfer of such Licensed Product for a bona fide charitable purpose, compassionate use or samples, in each case for which IVERIC does not receive any financial or in-kind compensation.

EXECUTION VERSION CONFIDENTIAL 6 1.37 “Force Majeure” has the meaning set forth in Section 13.5. 1.38 “Government Authority” means any international, multi-national, national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal). 1.39 “IND” means an Investigational New Drug application as defined in the FDC Act, and applicable regulations promulgated thereunder by the FDA, or an equivalent application submitted to an equivalent Regulatory Authority in any other country or jurisdiction in the Territory, the filing of which is necessary to initiate Clinical Trials in such country or jurisdiction, including a clinical trial application. 1.40 “Indemnitee” has the meaning set forth in Section 11.3. 1.41 “Initial Exclusivity Period” has the meaning set forth in Section 2.4. 1.42 “Invention” means any and all patentable inventions as determined in accordance with United States patent law. 1.43 “IPO” means DelSiTech’s first underwritten public offering of its common stock under the Securities Act of 1933, as amended, or any foreign equivalent thereof (including any initial public offering at any stock exchange, such as First North or Nasdaq in Helsinki, Finland), and the rules and regulations promulgated thereunder. 1.44 “IVERIC Background IP” means all Patents and Know-How pertaining to the Licensed Product that: (a) are Controlled by IVERIC as of the Effective Date; or (b) becomes Controlled by IVERIC after the Effective Date independent of the activities undertaken under this Agreement. 1.45 “IVERIC Improvement IP” means all: (a) Know-How pertaining to the combination of the IVERIC Product and DelSiTech Technology and that is (i) Created by or on behalf of one or both Parties (or any of their respective Affiliates) during the Term in the course of performance of any Work Plan (or during the SA pursuant to services performed thereunder), or (ii) developed by or on behalf of IVERIC or its Affiliates in the exercise of any license granted hereunder; and (b) all Patents Covering the Know-How described in subsection (a). For the avoidance of doubt, the Provisional Patent Application, and all Patents Covering the subject matter contemplated by the Provisional Patent Application, constitute IVERIC Improvement IP. 1.46 “IVERIC Improvement Patent” means any Patent within the IVERIC Improvement IP. 1.47 “IVERIC Indemnitee” has the meaning set forth in Section Article 11. 1.48 “IVERIC IP” means IVERIC Background IP and IVERIC Improvement IP. The Patents comprising IVERIC Background IP as of the Effective Date are listed in Exhibit A2, which

EXECUTION VERSION CONFIDENTIAL 7 will be updated as reasonably requested by DelSiTech but no more than [**] from the Effective Date. 1.49 “IVERIC Product” means avacincaptad pegol (whether PEGylated or unPEGylated), in any form, dosage, strength or formulation. 1.50 “Know-How” means any tangible and intangible information, data, results (including pharmacological, research and development data, reports and batch records), and materials, discoveries, improvements, compositions of matter, cell lines, assays, sequences, processes, methods, knowledge, protocols, formulas, utility, formulations, inventions (whether patentable or not), strategy, know-how and trade secrets, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, in each case that either Party, or a Third Party, as applicable, has treated and maintained as confidential or proprietary information. 1.51 “Law” means the applicable laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or other requirements of any Governmental Authorities (including any Regulatory Authorities) that may be in effect from time to time in any country or jurisdiction of the Territory. 1.52 “License Conversion Notice” has the meaning set forth in Section 9.4. 1.53 “Licensed Know-How” means all Know-How Controlled by DelSiTech as of the Effective Date or any time during the Term that is necessary or reasonably useful for the Development, Manufacture or Commercialization of Licensed Products. 1.54 “Licensed Patents” means all Patents Controlled by DelSiTech as of the Effective Date or any time during the Term that: (a) Cover the Licensed Products (including any method of Manufacturing or method of using the Licensed Products); or (b) are otherwise necessary for the Development, Manufacture or Commercialization of Licensed Products. 1.55 “Licensed Product” means any product: (a) comprising the IVERIC Product that is formulated for intravitreal delivery using the DelSiTech Technology; and (b) that is Covered by a Valid Claim of the Licensed Patents or IVERIC Improvement Patents. 1.56 “Licensed Technology” means, collectively, the Licensed Know-How and Licensed Patents. 1.57 “Losses” has the meaning set forth in Section 11.1. 1.58 “Major European Country” means France, Germany, Italy, Spain or the United Kingdom. 1.59 “Manufacture” means activities directed to the manufacture, receipt, incoming inspections, storage and handling of raw materials and the manufacture, processing, formulation, packaging, labeling, warehousing, quality control testing (including in-process release and

EXECUTION VERSION CONFIDENTIAL 8 stability testing), supplying, shipping and release of any product, as the case may be and to the extent applicable, including manufacturing process development, scale-up and validation. “Manufacturing” has the correlative meaning. 1.60 “Manufacturing Committee” has the meaning set forth in Section 5.4(a). 1.61 “NDA” means a New Drug Application, as defined in the FDC Act, as amended, and applicable regulations promulgated thereunder by the FDA, with respect to a Licensed Product. 1.62 “Necessary Third Party IP” has the meaning set forth in Section 2.5(a). 1.63 “Net Sales” means the gross revenues recorded by IVERIC or any of its Affiliates or Sublicensees (each of the foregoing Persons, excluding distributors and wholesalers, a “Selling Party”) for any Licensed Product sold to Third Parties as determined in accordance with IVERIC’s Accounting Standards as consistently applied, less the following deductions from such gross revenues, in each case solely to the extent attributable to such Licensed Product and to the extent actually incurred or reasonably accrued and to the extent not already deducted in the amount invoiced booked on an accrual basis by IVERIC and its Affiliates under its Accounting Standards: (a) normal, customary trade discounts (including volume discounts), credits, chargebacks, reductions and rebates and chargebacks actually allowed and taken; (b) allowances and adjustments for rejections, recalls, defects, outdated products or returns (in each event whether voluntary or required); (c) freight, shipping, insurance, sales, use, excise, value-added, consumption and similar tariffs, taxes or duties imposed on such sale, if prepaid by the Selling Party and included on the Selling Party’s invoice; (d) credits actually given or allowances actually made for wastage replacement, Medicare/Medicaid or other governmental rebates, indigent patient, compassionate use and similar programs to provide Licensed Product on at-cost (or lower) basis, to the extent actually deducted from the gross amount invoiced and either not required to be paid by or refunded to the customer or other payor; (e) compensation paid to Third Party distributors and wholesalers for maintaining agreed inventory levels and providing information; (f) uncollectible amounts included in Net Sales on previously sold Licensed Products (provided, however, that if any such amounts are collected in the future, they will constitute Net Sales when collected); and (g) other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with IVERIC’s Accounting Standards.

EXECUTION VERSION CONFIDENTIAL 9 Notwithstanding the foregoing, Licensed Products transferred between Selling Parties for purposes of resale will not count toward Net Sales unless the recipient is an end-user of such Licensed Product, provided that resale by such recipient to a Third Party end-user will give rise to Net Sales. In the event that a Licensed Product is “bundled” for sale together with one or more other products in a country in connection with a pharmacy incentive program, hospital performance incentive program chargeback, disease management program or similar program for discounts on such products, the Selling Party will allocate such bundled pricing to the net sales of such products, including the Net Sales of such Licensed Product, using a methodology that is consistent with that used in its other comparable product bundling programs, if any. 1.64 “New Securities” means, collectively, equity securities of DelSiTech, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. 1.65 “Offer Notice” has the meaning set forth in Section 6.2. 1.66 “Patent” means (a) any patent, re-examination, reissue, renewal, extension, supplementary protection certificate and term restoration, any confirmation patent or registration patent or patent of addition based on any such patent, (b) any pending application for patents, including provisional, converted provisional, continuations, continuations-in-part, divisional and substitute applications, and inventors’ certificates, (c) all PCT applications or foreign counterparts of any of the foregoing, and (d) all applications claiming priority to any of the foregoing. 1.67 “Person” means any individual, incorporated or unincorporated organization or association, Government Authority, or other entity. 1.68 “Phase I Clinical Trial” means a human clinical trial that would satisfy the requirements of 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the relevant Regulatory Authorities or applicable Law in a country other than the United States. 1.69 “Phase II Clinical Trial” means a human clinical trial that would satisfy the requirements of 21 C.F.R. 312.21(b), or a similar clinical study prescribed by the relevant Regulatory Authorities or applicable Law in a country other than the United States. 1.70 “Phase III Clinical Trial” means a human clinical trial that would satisfy the requirements of 21 C.F.R. 312.21(c), or a similar clinical study prescribed by the relevant Regulatory Authorities or applicable Law in a country other than the United States. 1.71 “Pricing Approval” means, with respect to a country or regulatory jurisdiction in the Territory, such approval, agreement, determination or governmental decision establishing prices for the Licensed Products that can be charged to consumers, or the amount to be reimbursed by Governmental Authorities or private health plans, in such countries or regulatory jurisdictions where the Governmental Authorities or Regulatory Authorities are required by applicable law to approve or determine pricing of pharmaceutical products for reimbursement or otherwise.

EXECUTION VERSION CONFIDENTIAL 10 1.72 “Prior CDA” means the Mutual Confidential Disclosure Agreement between the Parties dated [**]. 1.73 “Private Placement” means any financing round before IPO where DelSiTech is issuing New Securities to be subscribed for via non-public, private offering. 1.74 “Prosecution and Maintenance” means, with respect to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for Patent term extensions and the like (including supplementary protection certificates and other ex-US (i.e. any jurisdiction in the Territory outside the United States) equivalents) with respect to such Patent, together with the conduct of interferences, derivation proceedings, supplemental examinations, the defense of oppositions, inter-partes review, post-grant review and other similar post-grant proceedings with respect to the particular Patent; and “Prosecute and Maintain” has the correlative meaning. 1.75 “Provisional Patent Application” means the provisional patent application jointly prepared by the Parties titled “sustained release silica hydrogel composites for treating ophthalmological conditions and methods of using same”. 1.76 “Quality Agreement” has the meaning set forth in Section 5.2. 1.77 “Receiving Party” has the meaning set forth in Section 8.1. 1.78 “Redacted Version” has the meaning set forth in Section 8.4(b). 1.79 “Registration Application” means any filing(s) made with the Regulatory Authority in any country or jurisdiction in the Territory to obtain Regulatory Approval for the Commercialization of a product in such country or jurisdiction, including an NDA in the United States. 1.80 “Regulatory Approval” means, with respect to any country in the Territory, the registrations, authorizations and approvals of the applicable Regulatory Authority that are required for Commercialization of pharmaceutical products in such country (but excluding any Pricing Approvals). 1.81 “Regulatory Authority” means, in a particular country or jurisdiction in the Territory, any applicable Governmental Authority involved in granting approval (a) to initiate or conduct clinical testing in humans, (b) for issuing the authorizations, approvals, licenses, permits, consents, registrations and filings necessary for the commercialization of a product in a country in the Territory including marketing authorizations and manufacturing licenses, or (c) to the extent required in such country or jurisdiction, for Pricing Approval for a product in such country or jurisdiction. 1.82 “Representatives” means, with respect to a Person, such Person’s officers, directors, employees, consultants, agents or other representatives.

EXECUTION VERSION CONFIDENTIAL 11 1.83 “Residual Knowledge” means knowledge, techniques, experience and Know-How that: (a) are, or are based on any Confidential Information Controlled by the Disclosing Party; and (b) are retained in the unaided memory of any authorized Representative of the Receiving Party after having access to such Confidential Information. An individual’s memory will be considered to be unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. In no event, however, will Residual Knowledge include any knowledge, techniques, experience and Know-How to the extent (at any time, for such time) within the scope of any issued, valid, and enforceable patent claim Controlled by the Disclosing Party. 1.84 “Royalty Term” means, as to a Licensed Product and a country, the period commencing on the First Commercial Sale of such Licensed Product in such country and ending upon the later of: (a) expiration of the last-to-expire Licensed Patent or IVERIC Improvement Patent that Covers the Licensed Product in such country; and (b) expiration of all regulatory exclusivity for the Licensed Product in such country. 1.85 “Selling Party” and/or “Selling Parties” has the meaning set forth in Section 1.63. 1.86 “Sublicensee” means any Third Party to which IVERIC grants a sublicense in accordance with Section 2.3. 1.87 “Supply Costs” has the meaning set forth in Section 5.1. 1.88 “Technology Transfer” has the meaning set forth in Section 5.3. 1.89 “Term” has the meaning set forth in Section 9.1. 1.90 “Territory” means worldwide. 1.91 “Third Party” means any Person other than DelSiTech, IVERIC or any Affiliate of either Party. 1.92 “Third Party Challenge” has the meaning set forth in Section 7.4. 1.93 “Third Party In-License” has the meaning set forth in Section 2.5(b). 1.94 “United States” or “U.S.” means The United States of America, including its possessions and territories. 1.95 “Valid Claim” means: (a) a claim of an issued and unexpired Patent where such claim has not (i) lapsed or been disclaimed, cancelled, withdrawn or abandoned, (ii) been dedicated to the public, (iii) been declared invalid, unenforceable, unpatentable or revoked by a decision of a court, government agency or other authority of competent jurisdiction from which no appeal can be or has been taken, or (iv) been admitted to be invalid or unenforceable through reexamination, reissue or otherwise; or (b) a claim of a pending Patent application that has not been cancelled, withdrawn, abandoned or finally rejected by an administrative agency action from which no appeal

EXECUTION VERSION CONFIDENTIAL 12 can be taken, provided that any claim in any Patent application pending for more than [**] from the earliest date on which such claim claims priority will not be considered a Valid Claim for purposes of this Agreement from and after such [**] date. 1.96 “VAT” has the meaning set forth in Section 6.10(c). 1.97 “Work Plan” means a written plan with respect to any Licensed Product pursuant to which DelSiTech performs certain Development activities (including formulation) relating to any Licensed Product as mutually agreed between the Parties. Each Work Plan will include the budget, scope, deliverables and timelines for the DelSiTech Program Activities. ARTICLE 2 Licenses 2.1 Grant to DelSiTech. Subject to the terms and conditions of this Agreement, IVERIC hereby grants DelSiTech a royalty-free, non-exclusive, nontransferable (except as set forth in Section 13.3), non-sublicensable (except as set forth in this Section 2.1 below), right and license, under the IVERIC Background IP and IVERIC Improvement IP, to (a) perform the activities under the Work Plans; and (b) Manufacture or have Manufactured the Licensed Products for supply to IVERIC pursuant to Article 5. DelSiTech will not have any rights to grant any sublicenses except: (x) to a CMO pursuant to Article 5; and (y) to such other subcontractors as DelSiTech engages under this Agreement with IVERIC’s prior written approval, but solely to the extent such subcontractor(s) require a sublicense in order to perform the approved subcontracted activities. 2.2 Grants to IVERIC. Subject to the terms and conditions of this Agreement, DelSiTech hereby grants to IVERIC and its Affiliates an exclusive, nontransferable (except as set forth in Section 13.3), sublicensable (as set forth in Section 2.3) right and license, under the Licensed Technology, to use, Develop, have Developed, Manufacture and have Manufactured (to the extent permitted under Article 5), Commercialize and have Commercialized, import, export and otherwise exploit Licensed Products in the Field in the Territory. For purposes of the license granted to IVERIC and its Affiliates pursuant to this Section 2.2, exclusivity means that, within the scope of rights granted under Section 2.2, IVERIC is the exclusive licensee under the Licensed Technology with respect to the exploitation of [**] Products in the Field in the Territory. 2.3 Sublicenses. IVERIC may grant sublicenses under the rights granted to it in Section 2.2; provided, however, that (a) each such sublicense is consistent with the terms and conditions of this Agreement, including provisions that provide for intellectual property ownership, records and audit rights, indemnification and confidentiality consistent with this Agreement, (b) IVERIC will notify DelSiTech of any such sublicense agreement entered into with a Third Party within [**] after it becomes effective, and (c) IVERIC will remain liable for any breach of any provisions of this Agreement caused by any Sublicensee. 2.4 Exclusivity Covenant. During the Term, in furtherance of DelSiTech’s obligations resulting from the grant of an exclusive license under Section 2.2, DelSiTech covenants that it and its Affiliates will not: (a) work independently of this Agreement or with any Third Party to

EXECUTION VERSION CONFIDENTIAL 13 Manufacture, Develop or Commercialize a [**] Product in the Field in the Territory; or (b) grant a license or a covenant not to assert, under any Patents or Know-How Controlled by DelSiTech, to any Third Party to Develop or Commercialize a [**] Product in Field in the Territory except in connection with DelSiTech’s performance of its obligations under this Agreement. During the Term, and for a period of [**] thereafter (the “Initial Exclusivity Period”), DelSiTech covenants that it and its Affiliates will not work independently of this Agreement or with any Third Party to Manufacture, Develop or Commercialize a pharmaceutical product containing the IVERIC Product (the “Exclusivity Covenant”); provided that IVERIC may elect to extend the term of the Exclusivity Covenant for additional [**] periods (each period, a “Renewal Period”) from the expiration of the Initial Exclusivity Period or then current Renewal Period, as applicable, by payment to DelSiTech of a [**] Dollar ($[**]) fee per extension prior to the expiration of the Initial Exclusivity Period or then current Renewal Period, as applicable. 2.5 Third Party Intellectual Property. (a) If, after the Effective Date, either Party reasonably believes that any Patents or Know-How Controlled by a Third Party are, or are reasonably likely to become, necessary to have freedom to operate solely for the use of any DelSiTech Technology for the Development, Manufacture or Commercialization of any Licensed Product (specifically excluding any Patents or Know-How that solely Covers the IVERIC Product component of a Licensed Product, “Necessary Third Party IP”), then such Party will promptly notify the other Party of such belief and the Parties will discuss in good faith whether a license to such Necessary Third Party IP is necessary or advisable. (b) DelSiTech will have the first right to (but will not be required to) enter into a license agreement for such Necessary Third Party IP (any such license agreement, a “Third Party In-License”) for a period of [**] after the notice described in subsection (a) above. (c) DelSiTech must inform IVERIC of is determination to seek to enter into a Third Party In-License within [**] after the notice described in subsection (a) above, and DelSiTech will then have another [**] from notice to IVERIC pursuant to this Section 2.5(c) to enter into such Third Party In-License. If DelSiTech does not determine to seek to enter into a Third Party In-License or fails to enter into such Third Party In-License in accordance with the timelines set forth in this Section 2.5(c), then IVERIC may (but will not be required to) negotiate and enter into a Third Party In-License with respect to the applicable Necessary Third Party IP. (d) Each Party will be fully responsible for its own costs of diligence, analysis and representation in connection with such Third Party issues under this Section 2.5. 2.6 No Implied Rights. Except as specifically set forth in this Agreement, neither Party will acquire any license, intellectual property interest or other rights, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates.

EXECUTION VERSION CONFIDENTIAL 14 2.7 Reservation of Rights. Notwithstanding anything to the contrary, DelSiTech will not be restricted in the Field or in any indication (including with respect to DelSiTech’s right or ability to acquire any license, intellectual property interest or other rights, by implication or otherwise) other than (a) as set forth in Section 2.2 or (b) with respect to any exclusive rights granted to IVERIC in accordance with Sections 2.2 or 2.4. 2.8 Rights Upon Bankruptcy. All rights and licenses granted by DelSiTech to IVERIC under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against DelSiTech under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, DelSiTech (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will perform all of the obligations provided in this Agreement to be performed by DelSiTech. If a case is commenced during the Term by or against DelSiTech under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and IVERIC elects to retain its rights hereunder as provided in the Bankruptcy Laws, then DelSiTech (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), will provide to IVERIC copies of all information necessary for IVERIC to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon IVERIC’s written request therefor. All rights, powers and remedies of the IVERIC as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against DelSiTech under the Bankruptcy Laws. ARTICLE 3 Development 3.1 Development. Except for any DelSiTech Program Activities, and subject to Section 3.5, IVERIC will be solely responsible for Development of each Licensed Product in the Territory and will bear all costs and expenses relating to Development of such Licensed Product in the Territory. 3.2 Work Plans. From time to time during the Term, IVERIC may request that DelSiTech perform certain Development activities relating to the Licensed Products. After receipt of any such request, the Parties will discuss and attempt to agree in good faith upon a Work Plan (including a budget) for such activities, which will constitute DelSiTech Program Activities for purposes of this Agreement. IVERIC will pay DelSiTech for performance of the work under any Work Plan in accordance with the budget set forth therein. 3.3 Ownership of Data. (a) Subject to Section 3.3(b), and to the extent permitted by applicable Law, including any applicable Law related to data protection or privacy, IVERIC will solely own all data related to any Licensed Product formulated with any DelSiTech Technology and all Clinical

EXECUTION VERSION CONFIDENTIAL 15 Data arising from activities undertaken with respect to any Licensed Product. To the extent that DelSiTech creates any such data or Clinical Data, DelSiTech will provide to IVERIC a complete copy of all such data or Clinical Data, and will assign and transfer, and hereby assigns and transfers, to IVERIC, without further consideration, DelSiTech’s entire right, title and interest in and to any such data and Clinical Data. DelSiTech will assist IVERIC as reasonably necessary to ensure that title to such data and Clinical Data (and copyright in such data) is properly vested in IVERIC pursuant to this Section 3.3(a). IVERIC will have sole discretion over what, if any, Clinical Data it discloses to DelSiTech (including in the report provided pursuant to Section 3.2). (b) All data relating solely to the DelSiTech Technology will be solely owned by DelSiTech and included in DelSiTech Background Know-How comprising DelSiTech IP. It is understood that where such data pertains to the formulation of DelSiTech Technology itself that can be used to deliver a range of active substances, including the active substance in any Licensed Product, only the data pertaining to the DelSiTech Technology in conjunction with the active substance in such Licensed Product itself is owned by IVERIC pursuant to Section 3.3(a) and is excluded from DelSiTech Background Know-How. 3.4 Regulatory Activities. (a) Regulatory Submissions and Approvals. Subject to Section 3.5, IVERIC will have sole discretion to, at its own cost, prepare and file all INDs and Registration Applications and otherwise seek to obtain and maintain Regulatory Approvals and Pricing Approvals that are necessary for Development, Manufacture and Commercialization of the Licensed Products. (b) Safety Reporting. IVERIC will be responsible for and control reporting any safety issues with respect to the Licensed Product in the Field in the Territory to Regulatory Authorities or other Government Authorities in accordance with applicable Law. No later than [**] for any Licensed Product, the Parties agree to enter into a pharmacovigilance agreement with customary terms regarding mutual cross-reporting of relevant adverse events and safety issues relating to such Licensed Product. 3.5 Development Diligence. The exclusive license granted to IVERIC under Section 2.2 and exclusivity covenant granted to IVERIC under the first sentence of Section 2.4 are granted under the condition that IVERIC (directly, or through the efforts of one or more Affiliates or Sublicensees) uses Commercially Reasonable Efforts to (i) Develop and [**] within the later of (A) [**] after the Effective Date or (B) [**] after completion of [**], and (ii) seek Regulatory Approval defined as submission of an appropriate regulatory file market authorization for at least one Licensed Product in either the U.S. or the European Union. In the event IVERIC, in its sole discretion, does not use Commercially Reasonable Efforts as set forth in this Section 3.5, such circumstance shall not be considered a breach of this Agreement and the the sole and exclusive consequences of such circumstance will be as set forth in Section 9.4.

EXECUTION VERSION CONFIDENTIAL 16 ARTICLE 4 Commercialization 4.1 Commercialization Diligence. The exclusive license granted to IVERIC under Section 2.2 and the exclusivity covenant granted to IVERIC under the first sentence of Section 2.4 are granted under the condition that IVERIC (directly, or through the efforts of one or more Affiliates or Sublicensees) uses Commercially Reasonable Efforts to Commercialize defined as First Commercial Sale of at least one Licensed Product in the U.S. and the Major European Countries within [**] after receipt of Regulatory Approval (and if applicable, Pricing Approval) in such countries. In the event IVERIC, in its sole discretion, does not use Commercially Reasonable Efforts as set forth in this Section 4.1, such circumstance shall not be considered a breach of this Agreement and the sole and exclusive consequences of such circumstance will be as set forth in Section 9.4. 4.2 Commercial Activities. Subject to Section 4.1, IVERIC will be solely responsible for all Commercialization activities in IVERIC’s sole discretion at IVERIC’s sole expense. ARTICLE 5 Manufacture 5.1 General. Until such time as the Parties complete the Technology Transfer pursuant to Section 5.3, but after the completion of the activities described and agreed in the SA and its Annexes, including Amendments to the Annexes, DelSiTech will Manufacture (or have Manufactured) and supply IVERIC, at IVERIC’s expense based on DelSiTech’s actual, direct costs (such as salaries and their side costs, material costs, rental costs, CMO costs etc. directly allocable to supplying Licensed Product pursuant to this Section 5.1) (the “Supply Costs”) plus a [**] percent ([**]%) premium on such Supply Costs, with quantities of such Licensed Product for Development purposes (including for use in carrying out the activities to be conducted by IVERIC under each Work Plan, as applicable). In the event IVERIC participates in the Private Placement according to section 6.2 with a minimum purchase of New Securities having a value at the time of purchase of the lesser of (i) USD [**]) and (ii) [**] percent ([**]%) of the shares of DelSiTech outstanding on a pro forma basis following the Private Placement, the manufacturing premium set forth in this Section 5.1 will be [**] percent ([**]%) of the Supply Costs. Notwithstanding anything to the contrary in the foregoing, in the event that DelSiTech elects not to offer IVERIC the right to participate in a Private Placement on substantially the same terms offered to other purchasers in such Private Placement in accordance with Section 6.2, the manufacture premium described in this Section 5.1 for supply of Licensed Product for Development purposes will thereafter be reduced to [**] percent ([**]%). IVERIC will be obligated to supply to DelSiTech, at IVERIC’s expense and no additional cost to DelSiTech, all quantities of the IVERIC Product in a given Licensed Product required as and when needed to enable such supply of Licensed Product and to enable DelSiTech to complete any DelSiTech Program Activities. 5.2 Clinical Supply.

EXECUTION VERSION CONFIDENTIAL 17 (a) Until such time as IVERIC has entered into an agreement for direct supply with respect to a Licensed Product from a CMO pursuant to Section 5.2(b), DelSiTech will Manufacture clinical supply of such Licensed Product exclusively for IVERIC pursuant to a mutually acceptable clinical supply agreement with a cost structure consistent with that provided for under Section 5.1 above, and which the Parties will use reasonable best efforts to enter into within [**] after selection of the final formulation of such Licensed Product for the toxicology studies or in accordance with such other timeline as the Parties may mutually agree through the Manufacturing Committee to ensure timely supply, which agreement will be attached hereto as Exhibit B upon the execution thereof (the “Clinical Supply Agreement”). Concurrently with the Clinical Supply Agreement, the Parties will negotiate and enter into a quality agreement, which agreement will be attached to the Clinical Supply Agreement (the “Quality Agreement”). (b) IVERIC will have the right to negotiate and enter into an agreement for clinical supply of the Licensed Product directly with one or more CMOs selected by IVERIC and reasonably acceptable to DelSiTech. At IVERIC’s request and cost, DelSiTech will provide reasonable assistance to IVERIC in the identification and assessment of any CMO to Manufacture the Licensed Product. 5.3 Manufacturing Transfer. Promptly following IVERIC’s request, DelSiTech will, and will cause its Affiliates and contractors to, reasonably cooperate with IVERIC to facilitate the technology transfer to IVERIC and any CMO designated by IVERIC of all Licensed Know-How to fully enable IVERIC, its Affiliates and Sublicensees to Manufacture Licensed Products (including any DelSiTech Technology component thereof) independent of DelSiTech (the “Technology Transfer”), including all processes, methods and techniques used by or on behalf of DelSiTech in the practice of the DelSiTech Technology. The Technology Transfer will include DelSiTech providing IVERIC and its designated CMO(s) with such assistance as may be reasonably requested by IVERIC in order to fully enable Manufacturing of Licensed Product, including reasonable access by teleconference or in-person at DelSiTech’s and DelSiTech’s Affiliates’, and its and their contractors’, facilities to appropriate personnel from DelSiTech and its Affiliates and its and their contractors, and a reasonable level of technical assistance and consultation. IVERIC will pay DelSiTech’s [**] costs and expenses (including labor costs) of effecting the Technology Transfer as requested by IVERIC pursuant to this Section 5.3. 5.4 Manufacturing Committee. (a) Formation and Responsibilities. Within [**] after the Effective Date, the Parties will establish a manufacturing committee (the “Manufacturing Committee”) to (i) coordinate and monitor clinical supply of Licensed Product to IVERIC and any Technology Transfer and (ii) serve as a forum for representatives of the Parties to discuss technical matters relating to Manufacture of Licensed Product hereunder. The Manufacturing Committee will be comprised of [**] representatives of each Party, each of whom will have the appropriate experience and expertise to perform its responsibilities on the Manufacturing Committee. Each Party will provide notice to the other Party of its initial representatives to the Manufacturing Committee. Either Party may replace its representatives with similarly qualified individuals at any time upon prior written notice to the other Party. If agreed by the Manufacturing Committee on a

EXECUTION VERSION CONFIDENTIAL 18 case-by-case basis, the Manufacturing Committee may invite other non-members to participate in the discussions and meetings of the Manufacturing Committee, provided that such participants will have no voting authority at the Manufacturing Committee and that any such non-employee participants are bound by written obligations of non-use and confidentiality no less stringent than those set forth in Article 8. (b) Meetings and Decision Making. The Manufacturing Committee will meet in person or by teleconference at least [**] until the completion of the Technology Transfer, or with such other frequency as the Parties may agree. A quorum for a meeting of the Manufacturing Committee will require the presence of at least one (1) representative from each Party. Each Party will cause a quorum of their representatives to the Manufacturing Committee to attend all meetings thereof. All decisions within the authority of the Manufacturing Committee will be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. If the Manufacturing Committee is unable to reach agreement as to a particular matter within [**] (or a later date mutually agreed to by the Parties) after such matter has been brought to the Manufacturing Committee for resolution, then such disagreement will be referred to the Executive Officers of the Parties for resolution in accordance with Article 12. The Manufacturing Committee will not have any authority to: (i) amend or modify any terms of the Agreement or waive compliance with the terms of this Agreement; (ii) increase a Party’s obligations in any respect beyond what is set forth in this Agreement; or (iii) exercise any rights or perform any activities of a Party unless expressly contemplated by this Agreement. (c) Costs of Participation in the Manufacturing Committee. Each Party shall bear its own costs for participating in the Manufacturing Committee. (d) Dissolution of the Manufacturing Committee. The Manufacturing Committee will disband upon completion of the Technology Transfer, provided, however that the disbanding of the Manufacturing Committee will not relieve DelSiTech of its obligation to provide support to IVERIC pursuant to Section 5.3. ARTICLE 6 Consideration and Payments 6.1 Upfront Payment. In consideration of the rights granted hereunder, IVERIC will pay DelSiTech an upfront payment of One Million Two Hundred and Fifty Thousand Euro (€1,250,000), which payment is due and is payable by IVERIC no later than sixty (60) days after the Effective Date. 6.2 Participation Option in Private Placement. In association with the collaboration between DelSiTech and IVERIC, DelSiTech may offer IVERIC an opportunity to purchase New Securities in a Private Placement on substantially the same terms offered to other purchasers of such New Securities. In connection with each such offer, DelSiTech will give notice (each, an “Offer Notice”) to IVERIC, stating: (i) DelSiTech’s bona fide intention to offer such New

EXECUTION VERSION CONFIDENTIAL 19 Securities in a Private Placement; (ii) the number of such New Securities to be offered to IVERIC in such Private Placement; and (iii) the price and terms, if any, upon which it proposes to offer such New Securities in such Private Placement. For the avoidance of doubt, DelSiTech has no obligation to offer any New Securities to IVERIC and IVERIC is under no obligation to purchase any New Securities. In the event DelSiTech offers New Securities to IVERIC and IVERIC agrees to purchase such New Securities, any milestone payments payable by IVERIC to DelSiTech following IVERIC’s purchase of such New Securities will be discounted by an amount equal to the aggregate purchase price of New Securities paid by IVERIC to DelSiTech in consideration for such New Securities; provided, however, that in no event shall any such discount to a Development Milestone Payment reduce the amount of such Development Milestone Payment by greater than [**] percent ([**]%), and IVERIC may apply to any future Development Milestone Payment any remaining discount in respect of the purchase price of the New Securities IVERIC would have been entitled to take under this Section 6.2 but for the preceding proviso (subject, however, to the limitation provided in this Section 6.2). 6.3 Development Milestone Payments. IVERIC will pay DelSiTech, within [**] after achievement therof, a milestone payment upon achievement by IVERIC, its Affiliates or a Sublicensee of the applicable Development milestone event for the Licensed Product as set forth in the table below, such payments to be in the listed amounts for the applicable Development milestone event. Each such milestone payment will be paid no more than once (for clarity, if there are multiple Licensed Products being developed, the Development milestone will only be paid for the first achievement by a Licensed Product that meets such milestone). All payments made by IVERIC under this Section 6.3 will be non-refundable and non-creditable against any other amounts owed by IVERIC under this Agreement. Development Milestone Event Development Milestone Payment [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**]

EXECUTION VERSION CONFIDENTIAL 20 6.4 Sales Milestones. IVERIC will pay to DelSiTech within [**] after the end of the Calendar Year of the first achievement by IVERIC or its Affiliates or Sublicensees under this Agreement of a given milestone event described below in this Section 6.4 with respect to the first Licensed Product to achieve such milestone events: Commercial Milestone Event Commercial Milestone Payment First achievement of aggregate Net Sales of the Licensed Product exceeding [**] Euro (€[**]) [**] First achievement of aggregate Net Sales of the Licensed Product exceeding [**] Euro (€[**]) [**] First achievement of aggregate Net Sales of the Licensed Product exceeding [**] Euro (€[**]) [**] For each subsequent Licensed Product after the first Licensed Product that achieves one or more of the foregoing milestones events in this Section 6.4, IVERIC will pay DelSiTech milestone payments equal to [**] percent ([**]%) of the corresponding milestone payment set forth in the table above. 6.5 Royalties. Subject to Section 6.6, IVERIC will pay to DelSiTech royalties on Licensed Products, on a Licensed Product-by-Licensed Product and country-by-country basis, in respect of Net Sales of such Licensed Product until the expiration of the applicable Royalty Term, at a royalty rate equal to [**] percent ([**]%). Upon expiration of the Royalty Term for a Licensed Product in a country, all licenses granted to IVERIC hereunder with respect to such Licensed Product in such country will become royalty-free, fully paid-up, perpetual, irrevocable and will survive any termination or expiration of this Agreement. 6.6 Royalty Reductions. (a) Third Party In-Licenses. In the event that, during the Royalty Term on a Licensed Product-by- Licensed Product basis, IVERIC, its Affiliates or Sublicensees are required to pay royalties to a Third Party pursuant to a Third Party In-License entered into by IVERIC pursuant to Section 2.5(c), then IVERIC may deduct up to [**] percent ([**]%) of the royalties payable to such Third Party for such Third Party In-License(s) from royalties owed by IVERIC to DelSiTech under Section 6.5 for Net Sales of the applicable Licensed Product with such reduction continuing until all such amounts have been deducted. In cases where royalties under the Third Party License are not readily attributable to a country, IVERIC may allocate such royalties to countries using a reasonable methodology. (b) Loss of Market Exclusivity. If (i) both of the following events occur in any country in the Territory over any two consecutive Calendar Quarters: (A) the Net Sales of a Licensed Product in such country, annualized for a calendar year, is less than [**] percent ([**]%)

EXECUTION VERSION CONFIDENTIAL 21 of the peak Annual Net Sales of such Product in such country in any preceding Calendar Year, and (B) a product is being sold in such country that contains the same or substantially equivalent active pharmaceutical ingredient as the Licensed Product and is formulated using silica sol gel technology for encapsulation, embedding and delivery of biologically active agents for intravitreal delivery, or such product was approved in such country using an abbreviated regulatory pathway as that for the Licensed Product, then (ii) the royalties owed by IVERIC to DelSiTech under Section 6.5 for Net Sales of the applicable Licensed Product in such country will be reduced by [**] percent ([**]%) for as long as the conditions in (A) and (B) above exist. (c) Limitation on Aggregate Milestone and Royalty Reductions. No reduction pursuant to Section 6.6(a) and 6.6(b) will in any event reduce the royalties payable to DelSiTech to less than [**] percent ([**]%) of the amount that would otherwise be due pursuant to Section 6.5, with a royalty rate floor of [**] percent ([**]%) of Net Sales; provided, however, that if the foregoing limitation does not permit IVERIC to take the full reduction otherwise permitted in Section 6.6(a), and IVERIC may carry forward to subsequent payment periods any reduction it would have been entitled to take under Section 6.6(a) but for the preceding proviso (subject, however, to the limitation provided in this Section 6.6(c)). 6.7 Reports and Payments. (a) Milestones. IVERIC will promptly notify DelSiTech of the achievement of any milestone event for the Licensed Product in the Field achieved in accordance with Sections 6.3 and 6.4. All milestone payments will be due on the applicable date provided for under Sections 6.3 and 6.4 and are non-refundable, and non-creditable against any other payments due hereunder, except that the milestone payment under Section 6.4 will be paid pursuant to paragraph (b) below concurrently with royalties for the quarter during which such milestone was achieved. (b) Royalties. Within [**] after the end of each quarter, IVERIC will deliver to DelSiTech a report setting forth for such quarter the following information: (i) the Net Sales for the Licensed Product, and the basis for the calculation of Net Sales; (ii) the applicable royalty rate (and any reductions thereto); and (iii) the royalty amount due hereunder for the sales of the Licensed Product. No such reports will be due for any Licensed Product before the First Commercial Sale of the Licensed Product in the Territory. The total royalty due for the sale of the Licensed Product during such quarter will be remitted no later than [**] after the end of each such quarter. 6.8 Payment Method. Payments hereunder will be paid by wire transfer, or electronic funds transfer (EFT) in immediately available funds to a bank account designated by DelSiTech at least [**] in advance of the due date for such payment. 6.9 Currency. Amounts payable under Sections 2.5 and 6.7(b) will be payable in United States Dollars, all other amounts payable hereunder will be payable in Euro. Conversion of sales recorded in local currencies to United States Dollars will be performed in a manner consistent with IVERIC’s normal practices used to prepare its financial statements and consistent with its

EXECUTION VERSION CONFIDENTIAL 22 Accounting Standards, provided that such practices use a widely accepted source of published exchange rates. 6.10 Taxes and Withholding. (a) Taxes and Withholding. All payments due from IVERIC to DelSiTech under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable Laws to be assessed against DelSiTech (for example, any royalty withholding tax that may apply under applicable Laws, as may be reduced under the applicable double tax treaty, such as the U.S. – Finland Double Tax Treaty). If IVERIC is so required to deduct or withhold, IVERIC will (a) promptly notify DelSiTech of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against DelSiTech, (c) promptly forward to DelSiTech an official receipt (or certified copy) or other documentation reasonably acceptable to DelSiTech, to the extent available, evidencing such payment to such authorities, and (d) otherwise reasonably cooperate with DelSiTech in connection with DelSiTech’s attempts to obtain any reasonably available favorable tax treatment and credit therefor (where appropriate) in accordance with applicable Laws. To the extent that amounts are so withheld by IVERIC, or any other withholding agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to DelSiTech, or such DelSiTech designated person, in respect of which such deduction and withholding was made by IVERIC, or any other withholding agent, as applicable. (b) Tax Documentation. DelSiTech has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to IVERIC. DelSiTech shall provide to IVERIC, at the time or times reasonably requested by IVERIC or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W- 9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by IVERIC. (c) VAT. Notwithstanding anything to the contrary in this Agreement (including anything to the contrary in this Section 6.10), this Section 6.10(c) shall apply with respect to value added tax or any similar tax (“VAT”). All amounts to be paid by IVERIC to DelSiTech under this Agreement are inclusive of VAT, to the extent applicable, unless separately stated. Any supply of goods or services under this Agreement will be taxed, if at all, in accordance with the prevailing VAT legislation. Each Party will reasonably cooperate to enable the use of any VAT exemptions, suspensions or other relief to the extent reasonably practicable. If any assessed VAT paid by IVERIC cannot legally be recovered by IVERIC, then IVERIC and its affiliate(s) will be entitled to offset such VAT against any and all future payments to DelSiTech or where necessary, invoice DelSiTech directly for these amounts and DelSiTech will pay such amounts to IVERIC within [**] following DelSiTech’s receipt thereof. 6.11 Maintenance of Records. IVERIC will keep accurate books and accounts of record in connection with the sale of Licensed Product and the calculation of payments to be made under

EXECUTION VERSION CONFIDENTIAL 23 this Agreement in accordance with its Accounting Standards, and in any event in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and other payments to be paid from IVERIC to DelSiTech under this Agreement. IVERIC will maintain such records for a period of at least [**] after the end of the calendar year in which they were generated. 6.12 Audits. DelSiTech will have the right, at its own expense and no more than once per calendar year, to have an independent, certified public accountant, selected by DelSiTech and reasonably acceptable to IVERIC, review all records maintained in accordance with Section 6.11 upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments required and made under this Agreement within the prior [**] period. No [**] may be audited more than [**]. IVERIC will receive a copy of each audit report promptly from DelSiTech. Should the inspection lead to the discovery of a discrepancy to DelSiTech’s detriment, IVERIC will pay the amount of the discrepancy in DelSiTech’s favor within [**] after being notified thereof. DelSiTech will pay the full cost of the inspection unless the discrepancy is greater than [**] percent ([**]%) of the amount paid for the applicable year that is subject of such inspection, in which case IVERIC will pay to DelSiTech the reasonable and documented cost charged by such accountant for such inspection. If such audit shows a discrepancy in IVERIC’s favor, then IVERIC may credit the amount of such discrepancy against subsequent amounts owed to DelSiTech, or if no further amounts are owed under this Agreement, then DelSiTech will pay IVERIC the amount of the discrepancy within [**] after being notified thereof. ARTICLE 7 Intellectual Property 7.1 Ownership of Intellectual Property. (a) Ownership. As between the Parties: (i) DelSiTech will solely own all DelSiTech Background IP and all DelSiTech Improvement IP; and (ii) IVERIC will solely own all IVERIC Background IP and all IVERIC Improvement IP. (b) Assignment. Each Party hereby makes and agrees to make all assignments necessary in order to effectuate the intent of Section 7.1(a). Each Party will ensure that all persons performing activities under this Agreement are bound by written obligations to assign to such Party all rights, title and interest in any to intellectual property rights in any Inventions Created by such persons in order to effectuate the intent of Section 7.1(a). (c) Power of Attorney. In the event a Party is unable for any reason to secure the signature of the other Party or other Party’s employees or consultants to any document required to file, prosecute, register, or memorialize the assignment, the other Party for itself or on behalf of its employee(s) and consultants does hereby irrevocably designate and appoint such Party and such Party’s duly authorized officers and agents as such other Party’s agents and attorneys-in-fact to act for and on such other Party and its employees’ and consultants’ behalf and, instead of such other Party (or its employees or consultants, as applicable), to do all lawfully permitted acts to further

EXECUTION VERSION CONFIDENTIAL 24 the Prosecution and Maintenance of DelSiTech IP or IVERIC IP, as applicable, all with the same legal force and effect as if executed by such other Party (or its employees or consultants). 7.2 Prosecution and Maintenance of Patents. (a) DelSiTech IP. DelSiTech will have the sole right and discretion for the Prosecution and Maintenance of any Patents in the DelSiTech IP at its own sole cost; provided, however, that DelSiTech will, at a minimum, Prosecute and Maintain the DelSiTech IP in the United States and each of the Major European Countries where DelSiTech IP is valid. DelSiTech will keep IVERIC apprised of the status of each Patent within the DelSiTech Background IP and DelSiTech Improvement IP and will provide copies of Prosecution and Maintenance documents at the request and cost of IVERIC. DelSiTech will consider timely comments and recommendations of IVERIC with respect to DelSiTech’s Prosecution and Maintenance under this Section 7.2(a); provided, however, that DelSiTech will have the ultimate responsibility and authority with respect to Prosecution and Maintenance under this Section 7.2(a) at DelSiTech’s own cost and expense. (b) IVERIC Background IP and IVERIC Improvement IP. IVERIC will have the sole right and discretion for the Prosecution and Maintenance of any Patents in the IVERIC IP at its own sole cost. At IVERIC’s request, DelSiTech will: (i) provide IVERIC with any relevant information regarding the DelSiTech Technology component of any Licensed Product as reasonably necessary for IVERIC to file Patents Covering the Licensed Product (including any IVERIC Improvement Patent); and (ii) provide IVERIC with any reasonably requested assistance in Prosecution and Maintenance of Patents Covering the Licensed Product. IVERIC will pay for reasonable costs and expenses incurred by DelSiTech in providing the foregoing assistance as requested by IVERIC. (c) Patent Term Extensions. IVERIC will have sole authority to make decisions for a patent term extension (e.g., selection of which patents to apply for patent term extension) in respect to any Licensed Products pursuant to rights under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. §355, as amended (or any successor statute or regulation) in the U.S., and pursuant to any analogous Law in a foreign jurisdiction (each, a “PTE”); provided, however, that IVERIC may not elect to file for such PTE on a Licensed Patent that solely covers the DelSiTech Technology without DelSiTech’s prior written consent. In the event that DelSiTech does not consent to IVERIC filing for PTE on a Licensed Patent that solely covers the DelSiTech Technology, DelSiTech shall not, and shall not permit any Affiliate or Third Party to, apply a PTE for such Licensed Patent with respect to any product that is competitive with such Licensed Product. 7.3 Defense of Third Party Infringement Claims. Subject to the Parties’ respective indemnification rights and obligations pursuant to Article 11, if a Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent or misappropriation of Know-How relating to the Development, Manufacture or Commercialization or other exploitation of such Licensed Product in the Field in the Territory (each, an “Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party, and the Parties

EXECUTION VERSION CONFIDENTIAL 25 will promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing: (a) if the Infringement Claim pertains solely to the DelSiTech Technology alone and not in combination with any Licensed Product, DelSiTech will have the first right to defend such Infringement Claim, and IVERIC will reasonably assist DelSiTech at DelSiTech’s request and expense; and (b) otherwise, IVERIC will have the sole right to defend such Infringement Claim, and DelSiTech will reasonably assist IVERIC at IVERIC’s request and expense. If DelSiTech elects not to take action with respect to any Infringement Claim that is the subject of subsection (a) above, IVERIC may take responsibility for the defense at IVERIC’s sole option and at IVERIC’s expense, and DelSiTech will reasonably assist IVERIC at IVERIC’s request and expense. The Party defending the Infringement Claim will keep the other Party reasonably informed with respect to the progress of any such defense, and provide copies of briefs, motions, or other litigation or dispute resolution documents on request. Neither Party will enter into any settlement of any claim described in this Section 7.3 that adversely affects the other Party’s rights and interests without that Party’s written consent, which consent will not be unreasonably withheld, conditioned or delayed. 7.4 Enforcement; Patent Challenges. In the event that a Party reasonably believes that any Licensed Technology is being infringed by a Third Party in the Field in the Territory or is subject to a declaratory judgment action arising from such infringement (“Declaratory Judgment Action”) or becomes aware of any actual or threatened challenge by a Third Party with respect to the scope, validity or enforceability of any such Patent included in the Licensed Technology in the Territory, whether through opposition, inter partes dispute or otherwise (“Third Party Challenge”) (all of the foregoing, collectively “Enforcement Actions”), such Party will promptly notify the other Party. Such challenges will be handled as follows: (a) DelSiTech Control. DelSiTech will have the sole right and responsibility, in its discretion over Enforcement Actions that pertain solely to the DelSiTech Technology alone and not in combination with any Licensed Product, at DelSiTech’s sole expense. DelSiTech will keep IVERIC apprised of the status of the Enforcement Actions to the extent it pertains to a Licensed Product, including by providing filed documents upon request. DelSiTech will also have the sole right to settle or otherwise dispose of any such Enforcement Action, and the full right to any damages or recovery; provided, however, that DelSiTech will not agree to any settlement, consent judgment or other voluntary final disposition of such Enforcement Action that adversely affects IVERIC or IVERIC’s rights hereunder without IVERIC’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. If DelSiTech specifically requests assistance from IVERIC during the course of any such Enforcement Action, IVERIC will provide reasonable assistance at DelSiTech’s cost. (b) IVERIC Control. IVERIC will have the sole right and responsibility, in its sole discretion, over all Enforcement Actions other than the Enforcement Actions subject to DelSiTech’s control under Section 7.4(a), at IVERIC’s sole expense. IVERIC will keep DelSiTech apprised of the status of the Enforcement Actions to the extent it pertains to the DelSiTech Technology, including by providing filed documents on request. At IVERIC’s request, DelSiTech will join in any such Enforcement Action. If IVERIC specifically requests any assistance from DelSiTech during the course of any such Enforcement Action, DelSiTech will provide reasonable

EXECUTION VERSION CONFIDENTIAL 26 assistance at IVERIC’s cost. IVERIC will not agree to any settlement, consent judgment or other voluntary final disposition of such Enforcement Action that adversely affects DelSiTech’s rights in the DelSiTech Technology without DelSiTech’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. 7.5 Recoveries. Except as specifically otherwise provide in Sections 7.3 or 7.4, as applicable, any recovery received as a result of any Infringement Claim or Enforcement Action pursuant to this Article 7, will be used first to reimburse the Party defending or bringing the Infringement Claim or Enforcement Action, as applicable, for its costs and expenses (including attorneys’ and professional fees), then to reimburse the other Party for its costs and expenses (including attorneys’ and professional fees) and the remainder of the recovery will be retained by the Party defending or bringing the Infringement Claim or Enforcement Action, except that, if the Party defending or bringing the Infringement Claim or Enforcement Action is IVERIC and the Infringement Claim or Enforcement Action relates to any Patent in the DelSiTech IP, IVERIC will remit to DelSiTech [**] percent ([**]%) of such remaining recovery. 7.6 Cooperation. Unless as otherwise specified above: (a) each Party is entitled to the full cooperation of the other Party in all actions taken under Article 7, including by joinder as necessary; (b) each Party is hereby authorized to name the other Party in the suit as necessary, and (c) the other Party will cooperate as necessary. Each Party will offer reasonable assistance to the other Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance, which will be paid as provided in Section 7.3 or 7.4, as applicable. The other Party will have the right to participate and be represented in any such suit by its own counsel at its own expense. 7.7 Provisional Patent Application. The Parties agree to cooperate to jointly prepare the Provisional Patent Application to enable IVERIC to file the Provisional Patent Application with the United States Patent and Trademark Office promptly following the Effective Date; provided that IVERIC shall have final decision making authority with respect to the contents and timing of filing of the Provisional Patent Application. ARTICLE 8 Confidentiality 8.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement, each Party (in such capacity, the “Receiving Party”) agrees that it will keep confidential and will not publish or otherwise disclose or use any of the other Party’s (in such capacity, “Disclosing Party”) Confidential Information for any purpose other than to perform its obligations and exercise its rights as provided for in this Agreement. Without limiting the foregoing, the Receiving Party will treat the Disclosing Party’s Confidential Information with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care. 8.2 Authorized Disclosure.

EXECUTION VERSION CONFIDENTIAL 27 (a) Disclosure to a Party’s Representatives. Notwithstanding Section 8.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s Representatives who: (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement; and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 8. (b) Disclosure to Third Parties. Notwithstanding Section 8.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary: (i) to Governmental Authorities (A) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Licensed Product within the Territory and (B) in order to respond to inquiries, requests or investigations relating to Licensed Products or this Agreement; (ii) to existing or prospective outside consultants, contractors, advisory boards, collaboration partners, CMOs, professional advisors, non-clinical and clinical investigators, in each case to the extent desirable to develop, register or market any Licensed Product or otherwise as reasonably necessary to perform such Party’s obligations under this Agreement; provided that the Receiving Party must obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own similar types of confidential information; (iii) in connection with filing or prosecuting Patent or other intellectual property rights; (iv) in connection with prosecuting or defending litigation or other legal proceedings; (v) subject to the provisions of Section 8.5, in connection with or included in scientific presentations and publications relating to Licensed Products, including abstracts, posters, journal articles and the like, and posting results of and other information about clinical trials to clincialtrials.gov or EudraCT websites; (vi) to a court, arbitrator or mediator, to the extent reasonably necessary in order to enforce its rights under this Agreement; (vii) in communication with existing or prospective investors, lenders, professional advisors, acquirers, merger partners, collaboration partners, subcontractors, Sublicensees, or licensees on a need to know basis, in each case under appropriate confidentiality obligations substantially equivalent to those of this Agreement; or (viii) to the extent mutually agreed to in writing by the Parties.

EXECUTION VERSION CONFIDENTIAL 28 8.3 Residual Knowledge Exception. Notwithstanding any provision of this Agreement to the contrary, Residual Knowledge will not be considered Confidential Information for purposes of this Article 8. 8.4 Press Release; Disclosure of Agreement. (a) Press Releases. On or promptly after the Effective Date, the Parties anticipate issuing a public announcement regarding the signing of this Agreement in a form to be agreed by the Parties; provided that the Parties agree to delay the issuance of the public announcement regarding the signing of this Agreement to allow IVERIC a reasonable opportunity to complete and file the Provisional Patent Application with the United States Patent and Trademark Office prior to any public announcement of this Agreement. Except as may be expressly permitted under Section 8.4(b), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party; provided that to the extent information regarding this Agreement has already been publicly disclosed, except as a result of a breach of this Agreement, each Party may subsequently disclose the same information to the public without the consent of the other Party, provided that such information remains true, accurate, and up to date. DelSiTech acknowledges and agrees that nothing in this Agreement will prevent IVERIC from making any scientific publication or public announcement with respect to any Licensed Product or work under this Agreement, provided that such scientific or public announcement does not include DelSiTech’s Confidential Information. (b) SEC Filings and other Disclosures of this Agreement. Notwithstanding Section 8.4(a), each Party will be permitted to disclose the existence and terms of this Agreement (including, as applicable, amendments thereof) to the extent required to comply with applicable Laws including the rules or regulations of the U.S. Securities and Exchange Commission, or similar agency in any country other than the United States, or of any stock exchange, including Nasdaq, provided that: (i) prior to disclosing this Agreement or any of the terms hereof as permitted under this Section 8.4(b), the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement prior to such disclosure (the “Redacted Version”); (ii) to the extent permitted by applicable Laws, the Parties will use reasonable efforts to file redacted versions with such agencies and stock exchanges that are consistent with the Redacted Version; and (iii) each Party will, at its own expense, use reasonable efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party. 8.5 Publications. Except for a Party’s rights as set forth in the last sentence of Section 8.4(a), neither Party may make any publication (including in any Patent filing) relating to any Licensed Product or the work under this Agreement without the other Party’s prior written consent, and subject to the procedures set forth in this Section 8.5. The Party desiring to make a publication will provide the other Party with a copy of such publication at [**] with respect to disclosures in a patent application) prior to its intended submission for publication or presentation. The other Party will respond in writing promptly and in no event later than [**] after receipt of the proposed publication or presentation, with one or more of the following: (a) comments on the proposed publication or presentation, which the publishing Party will consider in good faith and use reasonable efforts to incorporate; (b) a specific statement of concern, based upon the need to delay

EXECUTION VERSION CONFIDENTIAL 29 publication if the other Party determines that the proposed publication or presentation contains or describes intellectual property that needs to be incorporated into a Patent application; provided that such delay will not exceed an additional [**] unless agreed in writing by the Parties; or (c) an identification of the other Party’s Confidential Information that needs to be removed from the proposed publication or presentation. 8.6 Remedies. Each Party will be entitled to seek, in addition to any other right or remedy it may have, at Law or in equity, a temporary injunction, enjoining or restraining the other Party from any violation or threatened violation of this Article 8. ARTICLE 9 Term and Termination 9.1 Term. This Agreement is effective as of the Effective Date and will continue in full force and effect unless earlier terminated by a Party in accordance with Section 9.2 and will expire on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of the Royalty Term for such Licensed Product in such country (the “Term”). Upon expiration of this Agreement, the licenses set forth in Section 2.2 will become royalty-free, perpetual, fully paid up and irrevocable. 9.2 Termination. (a) For Convenience. IVERIC may terminate this Agreement in its entirety or with respect to any Licensed Product, upon sixty (60) days prior written notice to DelSiTech, for any reason or for no reason. (b) For Cause. (i) If either Party materially breaches this Agreement, the non- breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach. The non-breaching Party will have up to [**] to cure the material breach (except in the event of failure to make any payment as and when due, in which case the cure period will be [**]) (as applicable, the “Cure Period”). If a material breach (other than payment breaches) of any material obligation is not capable of being cured within the Cure Period, then the Cure Period will be extended for an additional [**] so long as such material breach is capable of being cured within such extension period and the breaching Party has used and continues to use commercially reasonable efforts to cure such material breach during such extension period. If (A) a cure is not provided within the applicable Cure Period, or if the breach is not curable at all, then (B), the non- breaching Party will have the right (but not the obligation) to terminate this Agreement immediately by giving written notice to the breaching Party to such effect. (ii) Any Disputes concerning whether any breach constitutes a material breach will be resolved through the dispute resolution process of Section 12.3; provided, however, that if (A) the Party accused of materially breaching this Agreement notifies the accusing Party in writing within the applicable Cure Period that the accused Party disputes that it is in material breach, then (B) no such termination will become effective until (1) a final, binding determination

EXECUTION VERSION CONFIDENTIAL 30 is made pursuant to Section 12.3 that the accused Party was in material breach, (2) such Party fails to cure such breach within the Cure Period, and (3) the accused Party delivers written notice terminating this Agreement after the expiry of such period. During the pendency of any Dispute described in this Section 9.2(b)(ii), (x) the relevant Cure Period with respect to any alleged material breach will be tolled from the date that notice was provided to the accusing Party in accordance with Section 9.2(b)(ii)(A) until the date that a final, binding determination is made pursuant to Section 12.3; and (y) all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. (c) Bankruptcy. Subject to applicable bankruptcy laws, either Party may terminate this Agreement if the other Party makes a voluntary or involuntary general assignment of its assets for the benefit of creditors, a petition in bankruptcy is filed by or against the other Party and is not dismissed in [**], or a receiver or trustee is appointed for all or any part of the other Party’s property. 9.3 Consequences of Termination. (a) Generally. All rights and licenses under this Agreement will immediately terminate upon termination of this Agreement except: (i) the Parties will each use commercially reasonable efforts to wind down their activities occurring as of the effective date of termination in accordance with Law; (ii) as set forth in Section 9.3(c); (iii) each Party in its capacity as a Receiving Party will return to the Disclosing Party or destroy (at the Disclosing Party’s option) all of the Disclosing Party’s Confidential Information then in the Receiving Party’s possession or control, except for any copies located in such Receiving Party’s automatic backup files and one copy of such Confidential Information for legal or regulatory purposes; and (iv) the effects of termination set forth in this Section 9.3 will apply. (b) Accrued Obligations. Expiration or termination of this Agreement in its entirety or with respect to any Licensed Product for any or no reason will not release any Party of any obligation or liability which, at the time of such expiration or termination, has already accrued or which is attributable to a period prior to such expiration or termination with respect to this Agreement in its entirety or with respect to any such Licensed Product, as applicable. (c) Sell-Off Right. IVERIC, its Affiliates and Sublicensees will have the right to sell any inventory of any Licensed Product effected by such termination that remains on hand as of the effective date of the termination, so long as IVERIC pays to DelSiTech the royalties and other amounts payable hereunder (including milestones) that are applicable to such subsequent sales in accordance with the terms of this Agreement. (d) License to IVERIC Improvement IP. IVERIC agrees to grant, and hereby grants, DelSiTech a royalty-free, non-exclusive, nontransferable (except as set forth in Section 13.3), sublicensable, right and license, under the IVERIC Improvement IP, solely to Develop, Manufacture or Commercialize products (including making improvements to DelSiTech Technology) that do not contain the IVERIC Product.

EXECUTION VERSION CONFIDENTIAL 31 (e) Ancillary Agreements. Unless otherwise agreed in writing by the Parties, the termination of this Agreement in its entirety will cause the automatic termination of the Clinical Supply Agreement and the Quality Agreement, to the extent such agreement(s) are in force as of the termination of this Agreement, subject to any terms within that expressly survive termination, provided that if any termination of this Agreement is only with respect to a Licensed Product, then such agreements will terminate only with respect to the terminated Licensed Product(s). (f) Non-Exclusive Remedy. Unless otherwise expressly set forth herein, termination of this Agreement by a Party will be without prejudice to other remedies such Party may have at law or equity. (g) Survival. All rights and obligations of the Parties that have accrued on or before the effective date of any expiration or termination of this Agreement will survive any such expiration or termination. In addition, the following provisions will survive expiration or termination of this Agreement and continue to be enforceable: Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 3.3, Section 6.10, Section 6.11, Section 6.12, Section 7.1, Section 7.2(c), Section 7.3, Section 7.5, Section 9.3, Section 10.3, Article 1, Article 8, Article 11 and Article 12. Notwithstanding anything to the contrary, except as otherwise set forth in this Section 9.3, any license granted by DelSiTech to IVERIC or its Affiliates or Sublicensees shall not remain in force after the expiration or termination of this Agreement. 9.4 Conversion of License to Non-Exclusive. In the event IVERIC does not use, on a Licensed Product-by-Licensed Product basis, Commercially Reasonable Efforts as set foth in Section 3.5 or 4.1, as applicable, for a period exceeding [**], DelSiTech may give written notice therof to IVERIC. Upon rcceipt of such written notice, IVERIC may restart to make, in its sole discretion, Commercially Reasonable Efforts as contemplated by Section 3.5 or 4.1, as applicable, within a period of [**] after receipt of such notice from DelSiTech. If IVERIC does not restart to make Commercially Reasonable Efforts within such [**] time period, DelSiTech may give, in its discretion, and as its sole and exclusive remedy related to a lack of Commercially Reasonable Efforts, written notice to IVERIC (the “License Conversion Notice”) that the conditions for the grant of exclusive licenses, as granted to IVERIC under Section 2.2, are no longer met and that such licenses are converted, as of the date of receipt of the License Conversion Notice, from exclusive to non-exclusive as to the relevant Licensed Product, in which event the exclusivity covenant in the first sentence of Section 2.4 will also terminate. For the avoidance of doubt, any failure of IVERIC to use Commercially Reasonable Efforts shall not be considered a breach of this Agreement and shall not be a basis for any liability of IVERIC towards DelSiTech. Any Dispute regarding IVERIC’s use (or alleged lack of) Commercially Reasonable Efforts shall be resolved as provided for under Article 12 and neither the conversion of the license in Section 2.2 from an exclusive to a non-exclusive license nor the termination of the exclusivity covenant in the first sentence of Section 2.4 shall take effect pending the resolution of any such Dispute.

EXECUTION VERSION CONFIDENTIAL 32 ARTICLE 10 Representations and Warranties 10.1 Representations, Warranties and Covenants By Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, and where expressly stated covenants to the other Party during the Term, as follows: (a) such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or continuance, as the case may be, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on such Party’s behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon such Party and is enforceable against such Party in accordance with its terms; (d) the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, including such Party’s organizational documents, nor violate any applicable Law; (e) such Party has not granted, and hereby covenants that it will not grant during the Term, any right to any Third Party that would conflict with the rights granted to the other Party hereunder; (f) such Party is not aware of any action, suit or inquiry or investigation instituted by any Person that questions or threatens the validity of this Agreement; (g) no consent or approval from any Third Party (including any governmental or administrative body or court) is necessary to consummate this Agreement or, to such Party’s knowledge, to conduct the activities contemplated hereunder, except for any required INDs or Regulatory Approvals; and (h) neither such Party nor any of its Affiliates, nor, to such Party’s knowledge, any other Person that will be involved in activities under this Agreement has been debarred or is subject to debarment, and each Party covenants that neither it nor any of its Affiliates will knowingly use in any capacity, in connection with this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Each Party covenants and agrees to inform the other Party in writing immediately if it or any Person who is performing activities hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or is threatened, relating to the debarment or conviction of it or any Person used in any capacity by it or any of its Affiliates in connection with this Agreement.

EXECUTION VERSION CONFIDENTIAL 33 10.2 DelSiTech Representations, Warranties and Covenants. DelSiTech hereby represents and warrants to IVERIC, as of the Effective Date, and where expressly stated covenants to IVERIC during the Term, as follows: (a) DelSiTech is the sole and exclusive owner of the DelSiTech Technology and all Licensed Technology, all of which is free and clear of any claims, liens, charges, or encumbrances that would conflict with the rights granted to IVERIC hereunder; (b) to DelSiTech’s knowledge, (i) it has the full right and authority to grant the licenses and rights granted to IVERIC under this Agreement, and (ii) DelSiTech has not assigned, transferred, conveyed or licensed its right, title and interest in the DelSiTech Background IP in existence as of the Effective Date in any manner inconsistent with such license grant or the other terms of this Agreement; (c) to DelSiTech’s knowledge, the use of the DelSiTech Technology in the performance by DelSiTech of its obligations under this Agreement in connection with any Licensed Product does not infringe, misappropriate or otherwise violate the intellectual property rights of any Third Party; (d) to DelSiTech’s knowledge, Exhibit A1 hereto identifies all Patents Controlled by DelSiTech as of the Effective Date that are necessary to use the DelSiTech Technology to Develop, have Developed, Manufacture, have Manufactured, Commercialize or have Commercialized Licensed Products, as contemplated as of the Effective Date; (e) no claim, demand, suit, proceeding, arbitration, inquiry, investigation, litigation, or other legal action of any nature, civil, criminal, regulatory or otherwise, is pending, has been brought, or to DelSiTech’s knowledge, threatened against DelSiTech or any Affiliate of DelSiTech, or, to DelSiTech’s knowledge, any Third Party, alleging that the Development, Manufacture or Commercialization of the DelSiTech Technology is infringing or, if practiced or commercialized, will infringe the rights of any Third Party, or that DelSiTech’s activities with respect to the DelSiTech Technology have infringed or misappropriated any of the intellectual property rights of any Third Party; (f) there is no judgment or settlement against or owed by DelSiTech or any of its Affiliates, in each case in connection with the DelSiTech Technology relating to the transaction contemplated by this Agreement; (g) to DelSiTech’s knowledge, no Third-Party has challenged or threatened to challenge the scope, validity or enforceability of the Patents listed in Exhibit A1 (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority); (h) to DelSiTech’s knowledge: (A) the Patents listed in Exhibit A,1 are, or, upon issuance, will be, valid and enforceable patents; and (b) as of the Effective Date no Person is

EXECUTION VERSION CONFIDENTIAL 34 infringing or threatening to infringe, or misappropriating or threatening to misappropriate, the Patents listed in Exhibit A1 in a manner that would affect IVERIC’s rights under this Agreement; (i) all of DelSiTech’s Representatives have executed, and DelSiTech covenants that DelSiTech will ensure that all of DelSiTech’s Representatives performing any Development hereunder on behalf of DelSiTech will prior to such performance have executed, (i) valid and enforceable agreements assigning or (ii) have existing obligations under applicable Laws requiring assignment to DelSiTech of all Inventions made during the course of and as the result of their association with DelSiTech and obligating the individual to maintain as confidential DelSiTech’s Confidential Information as well as confidential information of other Persons (including IVERIC and its Affiliates) which such individual may receive; (j) DelSiTech has taken reasonable precautions to preserve the confidentiality of any Know-How that constitutes DelSiTech’s Background IP existing as of the Effective Date, including requiring each Person having access to any Know-How within such DelSiTech’s Background IP to be subject to confidentiality, non-use and non-disclosure obligations protecting such Know-How as the confidential, proprietary materials and information of DelSiTech; (k) to DelSiTech’s knowledge, DelSiTech has complied with all applicable Laws, including any disclosure requirements, in connection with the filing, prosecution, and maintenance of the Patents listed in Exhibit A1; (l) no DelSiTech Background IP is subject to any funding agreement with any Governmental Authority or other Third Party; (m) neither DelSiTech nor any of its Affiliates are party to or otherwise subject to any agreement or arrangement that would conflict with IVERIC’s rights or DelSiTech’s obligations under this Agreement; and (n) to DelSiTech’s knowledge, the Development, Manufacture and Commercialization by DelSiTech or IVERIC (or their respective Affiliates or Sublicensees) of products that use or incorporate the DelSiTech Technology does not infringe any claim of an issued Patent of any Third Party as of the Effective Date as a result of the use or incorporation of the DelSiTech Technology. 10.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 10.1, 10.2 AND 10.3, NEITHER PARTY MAKES ANY REPRESENTATION NOR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PRODUCTS WILL BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED HEREUNDER, AND IF PRODUCTS ARE DEVELOPED, WITH RESPECT TO SUCH PRODUCTS, AND TO THE EXTENT PERMITTED BY LAW, THE PARTIES EXCLUDE ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

EXECUTION VERSION CONFIDENTIAL 35 ARTICLE 11 Indemnification, Insurance and Liability 11.1 Indemnification by DelSiTech. DelSiTech will defend, indemnify and hold harmless IVERIC and its officers, directors, employees, agents, representatives, successor and assigns (“IVERIC Indemnitee”) from and against any liability or expense (including reasonable legal expenses, costs of litigation and attorneys’ fees), damages, or judgments, whether for money, injuctive or other equitable relief (collectively, “Losses”) resulting from suits, proceedings, claims, actions, demands, or threatened claims, actions or demands, in each case brought by a Third Party (each, a “Claim”) against an IVERIC Indemnitee arising out of: (a) any grossly negligent act or omission, fraud, or willful or intentional misconduct by DelSiTech or its Affiliates in the performance of this Agreement, (b) the failure by DelSiTech to comply with any applicable Law, or (c) any breach of any representation or warranty or covenant of DelSiTech under this Agreement, except, in each case ((a) through (c)), to the extent any such Losses result from the gross negligence, fraud, or willful or intentional misconduct of an IVERIC Indemnitee, as applicable, or from the breach of any representation or warranty or obligation under this Agreement by IVERIC. 11.2 Indemnification by IVERIC. IVERIC will defend, indemnify and hold harmless DelSiTech and its Affiliates, and its and their officers, directors, employees, agents, representatives, successor and assigns (“DelSiTech Indemnitee”) from and against any and all Losses resulting from Claims, including bodily, injury, risk of bodily injury, death, property damage and product liability, against an DelSiTech Indemnitee arising out of or relating to, directly or indirectly: (a) any grossly negligent act or omission, fraud, or willful or intentional misconduct by IVERIC or its Affiliates in the performance of this Agreement, (b) the failure by IVERIC to comply with any applicable Law, (c) any alleged personal injuries or death resulting from, arising out of or relating to any Clinical Trials or use of any of the Licensed Products, including the Development or Commercialization of the Licensed Products by or on behalf of IVERIC, its Affiliates or Sublicensees, or (d) any breach of any representation or warranty or covenant of IVERIC under this Agreement; except, in each case ((a) through (d)), to the extent any such Losses result from the gross negligence, fraud, or willful or intentional misconduct of a DelSiTech Indemnitee, as applicable, or from the breach of any representation or warranty or obligation under this Agreement by DelSiTech. 11.3 Limitations on Indemnification. The obligations to indemnify, defend, and hold harmless set forth in Sections 11.1 and 11.2 will be contingent upon the Party seeking indemnification (the “Indemnitee”): (a) notifying the indemnifying Party of a claim, demand or suit within [**] after receipt of same; provided, however, that Indemnitee’s failure or delay in providing such notice will not relieve the indemnifying Party of its indemnification obligation except to the extent the indemnifying Party is prejudiced thereby; (b) allowing the indemnifying Party or its insurers the right to assume direction and control of the defense of any such claim, demand or suit; (c) using its reasonable best efforts to cooperate with the indemnifying Party or its insurers, at the indemnifying Party’s expense, in the defense of such claim, demand or suit; and (d) agreeing not to settle or compromise any claim, demand or suit without prior written authorization of the indemnifying Party. The Indemnitee will have the right to participate in the

EXECUTION VERSION CONFIDENTIAL 36 defense of any such claim, demand or suit referred to in this Section utilizing attorneys of its choice, at its own expense, provided, however, that the indemnifying Party will have full authority and control to handle any such claim, demand or suit. 11.4 Limitation on Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, in no event will EITHER Party be liable to the other Party for any indirect, special, incidental, exemplary or consequential damages (including lost profits or lost revenues) of any kind arising out of or in connection with this Agreement, however caused and on any theory of liability (whether in contract, tort (including negligence), strict liability or otherwise), even if such Party was advised or otherwise aware of the likelihood of such damages. The limitations set forth in this Section 11.4 will not apply with respect to (a) amounts payable to Third Parties pursuant to a Party’s indemnification obligations under Sections 11.1 and 11.2, as applicable, (b) breach of Article 8, or (c) fraud or willful or intentional misconduct of a Party. Nothing in this Section 11.4 will exclude a Party’s liability for death or injury caused by that Party’s negligence, or fraud or fraudulent misrepresentation. 11.5 Insurance. During the Term and for a period of [**] after termination, each Party will obtain or maintain, at its sole cost and expense, insurance policies, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated. ARTICLE 12 Dispute Resolution 12.1 General. The Parties will endeavor to resolve any controversy, claim or dispute arising out of or relating to this Agreement (each, a “Dispute”) through good faith negotiations. If the Parties are unable to settle any Dispute through ordinary commercial negotiations, either Party may, by written notice to the other Party, refer the Dispute to the executive officers of each Party. Each Party will appoint one executive officer for such negotiations. Notwithstanding anything in this Article 12, either Party may at any time seek from any court having jurisdiction over the Parties specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of Article 8. 12.2 Failure of Executive Officers to Resolve Dispute. If the executive officers are unable to settle a Dispute referred to them under Section 12.1 within [**] of the written notice then either Party may submit the Dispute to arbitration in accordance with the provisions of Section 12.3. 12.3 Binding Arbitration. All Disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”). The Emergency Arbitrator Provisions shall not apply. The seat of the arbitration will be [**]. (a) Language. The language of the arbitration will be English. Any evidence submitted in the arbitration in a language other than English will be accompanied by a translation into English.

EXECUTION VERSION CONFIDENTIAL 37 (b) Arbitrators. There will be one (1) arbitrator; provided that if either Party requests, the arbitration will be conducted by a panel of three (3) arbitrators. In the case of a sole arbitrator, the Parties will attempt jointly to select such arbitrator within [**] after submission of the Request for Arbitration. If the Parties cannot reach an agreement regarding the sole arbitrator within that time, the ICC Court will appoint the sole arbitrator in accordance with the ICC Rules. In the case of three (3) arbitrators, each Party will select one arbitrator and the two Party-appointed arbitrators will select the third arbitrator. If the Party-appointed arbitrators are unable to agree upon the third arbitrator or if either Party fails to appoint a Party-appointed arbitrator within the time limits provided, the ICC Court will appoint the remaining arbitrators. (c) Judgment. Judgment upon the any award rendered by the arbitrators will be binding on the Parties and may be entered by any court having jurisdiction thereof. (d) Provisional Measures. Either Party may apply to the arbitrators for interim measures of protection (including a temporary restraining order or preliminary injunction) until the arbitration award is rendered or the Dispute is otherwise resolved. Nothing in this Agreement will prevent either Party from seeking interim measures, including a temporary restraining order or preliminary injunction, from any court of competent jurisdiction, and any such request will not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. (e) Award. The arbitrator(s) will issue a reasoned award and will use their best efforts to do so within [**] following their appointment. The Parties may agree to extend this time limit or the arbitrator(s) may do so in their discretion. The arbitrator(s) will still have jurisdiction after expiration of this time limit and failure ailure to adhere to this time limit will not be a basis for challenging any award or for an objection against the enforcement of any award. (f) Costs. Each Party will pay its own attorney’s fees, costs, and disbursements, and will pay an equal share of the fees and costs of the arbitrators during the arbitration; provided, however, that the arbitrator(s) are authorized (but not required) to include in their award for an arbitration an allocation of the costs of the arbitration between the Parties, including administrative fees and expenses, arbitrators’ fees and expenses, and the fees and expenses of legal representation of the Parties. (g) Confidentiality. Except to the extent necessary in proceedings to challenge, recognize or enforce an award or as may be required by applicable Law or stock exchange regulations, neither Party nor any arbitrator may disclose the existence, content or results of an arbitration without the prior written consent of both Parties. ARTICLE 13 Miscellaneous 13.1 Governing Law. This Agreement and any obligations arising out of or in connection with it will be governed by and interpreted in accordance with the laws of the [**] without regard to conflict of law principles thereof, and excluding the United National Convention on Contracts for the International Sales of Goods.

EXECUTION VERSION CONFIDENTIAL 38 13.2 Compliance with Laws. Each Party will conduct its activities under this Agreement in accordance with Law. Furthermore, each Party represents, warrants and agrees that it has been at all times and will continue to be in compliance with all potentially applicable anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977. Each party represents, warrants and agrees that, in connection with this Agreement, no bribes, payments, kickbacks, gifts, hospitality, donations, loans, or anything of value have been or will be made or received, offered, promised, or authorized, directly or indirectly, to improperly influence any act or decision of any person or entity, induce any person or entity to do or omit to do any act in violation of any person’s or entities’ lawful duties, or secure any improper advantage. 13.3 Assignment of Rights and Obligations. (a) General Rule. Except as expressly permitted hereby, this Agreement and its rights or obligations may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed. (b) Assignment in Case of a Change of Control and to Affiliates. Notwithstanding Section 13.3(a), either Party may, even without the consent of the other Party, assign and transfer this Agreement and the rights, obligations and interests of such Party (i) in whole or in part, to any Affiliate, or (ii) in whole, but not in part, to an acquiring entity (or its Affiliates) in connection with a Change of Control with respect to such Party; provided, however, that such Party’s rights and obligations under this Agreement will be assumed in writing by its successor in interest in any such transaction and will not be transferred separate from all or substantially all of its business assets that are the subject of this Agreement. In any case, the Party assigning and transferring this Agreement shall inform in writing the other Party of such assignment and transfer within [**] after the effectiveness of such assignment. 13.4 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. 13.5 Force Majeure. Except with respect to payment of money, no Party will be liable to the other Party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, pandemic (including ongoing effects of the COVID- 19 pandemic), supply chain issues or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party (“Force Majeure”). The Party affected by such Force Majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any such obligation under this Agreement is delayed owing to an event of Force Majeure for any continuous period of more than [**], the Parties will consult with respect to an equitable solution, including the possibility of the termination of this Agreement.

EXECUTION VERSION CONFIDENTIAL 39 13.6 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions. 13.7 Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email, addressed as follows. If to IVERIC: IVERIC bio, Inc. 8 Sylvan Way Parsippany, NJ 07054 Attention: General Counsel Email: [**] with a copy to: Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attention: Sarah Tegan Hogan Email: sarah.hogan@wilmerhale.com If to DelSiTech: DelSiTech Ltd. Itäinen Pitkäkatu 4B 20520 Turku, Finland Attention: CEO Email: [**] or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) Business Day following the date of mailing, if sent by mail. 13.8 Entire Agreement. The Parties hereto acknowledge that this Agreement, together with the Exhibits attached hereto, set forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect, including the Prior CDA. Notwithstanding the foregoing, the Parties agree that this Agreement will have no effect on the SA, which will continue in and effect in accordance with its terms until expiration or termination as set forth therein; provided that Article 12 of this Agreement shall apply to any dispute under the SA. Except as required by statute, no terms will be implied (whether by custom, usage or otherwise) into this Agreement.

EXECUTION VERSION CONFIDENTIAL 40 13.9 Amendment. No amendment, modification or supplement of any provision of this Agreement, including this provision, will be valid or effective unless made in writing and signed by a duly authorized officer of each Party. 13.10 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by any of the Parties of any breach of any provision hereof by another Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself. 13.11 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law. 13.12 Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Sections or Exhibits will refer to the particular Sections or Exhibits of or to this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” will be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day,” “quarter” or “year” (and derivatives thereof, e.g., “quarterly”) means a calendar day, calendar quarter or calendar year unless otherwise specified (and “annual” or “annually” refer to a calendar year); (c) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the word “hereof,” “herein,” “hereby” and derivative or similar word refers to this Agreement (including any Exhibits); (e) the word “or” has its inclusive meaning identified with the phrase “and/or;” (f) the words “will” and “shall” have the same obligatory meaning; (g) provisions that require that a party or the parties hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise;

EXECUTION VERSION CONFIDENTIAL 41 (h) words of any gender include the other gender; and (I) words using the singular or plural number also include the plural or singular number, respectively. 13.13 Relationship of the Parties. The Parties agree that the relationship of IVERIC and DelSiTech established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and will not be construed to, establish an employment, agency, partnership or any other relationship. Except as may be specifically provided herein, no Party will have any right, power or authority, nor will they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of any other Party, or otherwise act as an agent for any other Party for any purpose. 13.14 Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of the Parties (including any successor in interest or permitted assigns), and no Third Party will have any rights whatsoever to (a) enforce any obligation contained in this Agreement, (b) seek a benefit or remedy for any breach of this Agreement, or (c) take any other action relating to this Agreement under any legal theory, including actions in contract, tort (including negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties. 13.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together will constitute one and the same agreement. Any signature page delivered by facsimile or electronic image transmission will be binding to the same extent as an original signature page. [Signature page follows.]

EXECUTION VERSION CONFIDENTIAL 42 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives as of the dates set forth below. IVERIC BIO, INC. DELSITECH LTD By: /s/ Glenn Sblendorio By: /s/ Lasse Leino Name: Glenn Sblendorio Name: Lasse Leino Title: CEO Title: CEO Date: 6/30/2022 Date: 6/29/2022 Exhibits: Exhibit A1 – Existing Patents included in the DelSiTech Background IP Exhibit A2 – Existing Patents included in the IVERIC Background IP Exhibit B – Clinical Supply Agreement